                                                                     EXHIBIT 4.3



                            STOCKHOLDERS' AGREEMENT


  This STOCKHOLDERS' AGREEMENT is dated as of February 27, 1998, among Four Media Company, a Delaware corporation (the "Company"), Robert T. Walston
                                            -------
("Walston"), John H. Donlon ("Donlon"), Gavin W. Schutz ("Schutz"), Robert
  -------                     ------                      ------
Bailey ("Bailey"), Fleming US Discovery Fund III, L.P. and Fleming US Discovery
         ------
Offshore Fund III, L.P. (collectively, the "Fleming Funds").  The Fleming Funds,
                                            -------------
any Fleming Holder and any Transferee are collectively referred to herein as the "Investor Group" and, individually, an "Investor".
 --------------                         --------

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

  WHEREAS, pursuant to the terms of the Preferred Stock Purchase Agreements, dated as of February 5, 1998, between the Company and each of the Fleming Funds (the "Stock Purchase Agreements"), the Fleming Funds have purchased 150,000
      -------------------------
shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock");
            ------------------------

  WHEREAS, Walston beneficially owns approximately 15% of the outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock")
                                                              ------------
(such shares, along with any shares of Common Stock or other equity securities of the Company that Walston may subsequently acquire, the "Walston Shares");
                                                           --------------

  WHEREAS, it is a condition precedent to the Company's and the Fleming Funds' respective obligations to consummate the transactions contemplated by the Stock Purchase Agreements that the parties hereto shall have entered into this Agreement; and

  WHEREAS, each of Walston, Donlon, Schutz, Bailey, the Company and the Fleming Funds desires to enter into this Agreement to regulate certain aspects of their relationship;

  NOW, THEREFORE, in consideration of the arguments and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.  Rights of Inclusion (Tag-Along Rights).
    -------------------------------------

    (a) In the event Walston proposes to Transfer any Walston Shares (the "Transferor Shares") to any Person (the "Buyer"), as a condition to such
 -----------------                       -----
Transfer, Walston shall cause the Buyer to offer (the "Inclusion Offer") to
                                                       ---------------
purchase from each Investor, at each such Investor's option, up to that number of Investor Shares determined in accordance with Section 1(b) on the same terms and conditions as are applicable to the Transferor Shares (including any consideration to be received by Walston in the form of bonuses, consulting fees, noncompetition payments, pursuant to employment arrangements or similar arrangements), except that each Investor shall not be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to Transfer, the Investor Shares owned by it free of any liens or encumbrances. Walston shall provide prompt written notice to each Investor (the "Inclusion Notice") setting forth all the terms and conditions of
               ----------------
the Inclusion Offer, and each

Investor may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance with respect to Investor Shares owned by it to Walston within twenty (20) days of delivery of the Inclusion Notice to it (the "Acceptance Notice").
 -----------------

    (b) Each Investor shall have the right to sell, pursuant to the Inclusion Offer, Investor Shares representing the same percentage of all Investor Shares owned by it as the Transferor Shares are of all Walston Shares (such percentage shall be calculated on the basis that all shares of Series A Preferred Stock owned by each Investor have been converted into shares of Common Stock at the current conversion price per share under Section 5 of the Certificate of Designations); provided, however, that if no Investor elects to exercise such right, Walston shall nonetheless be entitled to Transfer all of the Transferor Shares described in the Inclusion Notice. In the event the number of Investor Shares for which the Investor Group elects to exercise such right, along with the Transferor Shares and any other shares of the Company to be sold by other stockholders pursuant to any similar rights granted to such other stockholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to Transfer the same percentage of its shares included in its Acceptance Notice as each other transferor. If an Investor elects to exercise such right, such Investor may, in its sole discretion, determine the composition of the Investor Shares (i.e., the number of the shares of Series A Preferred Stock and Common Stock to be included in the Investor Shares) to be Transferred by it to the Buyer pursuant to the Inclusion Offer. In the event that any Investor chooses to include any shares of Series A Preferred Stock in the Investor Shares to be Transferred by it to the Buyer pursuant to the Inclusion Offer, any such Investor shall, prior to or simultaneously with such Transfer, convert such shares of Series A Preferred Stock into shares of Common Stock so that each Investor Transfers only Common Stock to the Buyer.

    (c) Walston shall have ninety (90) days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of himself and the Investor Group up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such ninety (90) day period Walston has not completed the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred, Walston may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 1.

    (d) If Walston is able to complete the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred within such ninety
(90) day period, at the closing thereof, each Investor shall deliver to the Buyer a certificate or certificates representing the Investor Shares owned by it to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to each such Investor the purchase price for the Investor Shares so Transferred pursuant to this Section 1 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by the Investor Group.

    (e) The provisions of this Section 1 shall not apply to any Transfer or proposed Transfer by Walston of Walston Shares which represents twenty-five percent (25%) or less of the Walston Shares held by Walston on the date hereof if such Transfer or proposed Transfer by Walston of Walston Shares, together with all other Transfers by Walston of Walston Shares on or prior to the date of such Transfer, represent fifty percent (50%) or less of the Walston Shares held by Walston on the date hereof, with Walston Shares held by Walston on the date hereof to be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event; provided, however, that each Transfer of
                                   --------  -------
Walston Shares that takes place within one year of any other Transfer to the same Person or any Affiliate of such Person shall be aggregated for purposes of such twenty-five percent (25%) threshold.

2.  Preemptive Rights.
    ------------------

    (a) Subject to Section 2(c) below, the Company hereby grants to each Investor a right of first refusal to purchase its Pro Rata portion of any Capital Stock which the Company may, from time to time, propose to issue. If Capital Stock is issued as part of an issuance of other securities, such right of first refusal shall extend to such securities as a unit.

    (b) In the event the Company proposes to issue Capital Stock, it shall give each Investor written notice (a "Preemption Notice") of its intention to do so.
                                 -----------------
The Preemption Notice shall set forth the anticipated price (which shall be payable solely in cash) and the general terms upon which the Company proposes to issue the Capital Stock. Each Investor shall have thirty (30) days from the date the Preemption Notice is given to agree to purchase all or any portion of its Pro Rata share of such Capital Stock for the anticipated price and upon the terms specified in the Preemption Notice by giving written notice to the Company stating therein the quantity of Capital Stock it wishes to purchase.

    (c) The provisions of this Section 2 shall not apply to the following issuances by the Company: (i) shares of Common Stock issued to employees, officers, directors or consultants of the Company pursuant to the Company's 1997 Stock Plan, the Company's 1997 Director Option Plan and other similar plans approved by the Company's Board of Directors after the date hereof; (ii) 615,125 shares of Common Stock to be issued pursuant to certain management stock option agreements; (iii) shares issued by the Company in connection with any merger, acquisition, business combination, joint venture, partnership or limited liability company; and (iv) shares issued in a single transaction for a purchase price less than $500,000 and a purchase price equal to or greater than the current Conversion Price (as defined in Section 5 of the Certificate of Designations); provided, however, that the aggregate purchase price of all such transactions shall not exceed $1,500,000.

    (d) The provisions of this Section 2 shall terminate as to each share of Series A Preferred Stock upon its conversion into Common Stock.

3.  Board Observer Rights; CommitteesERROR! BOOKMARK NOT DEFINED..
    -------------------------------------------------------------

    (a) So long as any shares of Series A Preferred Stock are outstanding, the Fleming Holders (or if no shares of Series A Preferred Stock are held by a Fleming Holder, any Transferee consented to by the Company (which consent shall not be unreasonably withheld) (the "Permitted Transferee")), shall have
                                          --------------------
the right to have one (1) representative (the "Fleming Observer") attend and
                                               ----------------
participate in meetings of the Company's Board of Directors, or any committee thereof, and the Company shall permit the Fleming Observer to attend and participate in all such meetings as an observer. The Fleming Observer shall not have the right to vote on any matter presented to the Board or any committee thereof. The Company shall give the Fleming Observer written notice of each meeting of the Board of Directors or any committee thereof and all written materials and other information given to the Company's directors and committee members in the same manner and at the same time such notices, materials and other information are given to the directors and committee members. The Company shall reimburse the Fleming Observer for travel and other expenses in connection with such meetings to the same extent that the Company reimburses its directors and committee members. If the Board of Directors or any committee thereof proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Fleming Observer prior to the effective date of such consent describing the nature and substance of such action.

    (b) The Fleming Holders or the Permitted Transferee, as the case may be, shall not exercise their rights with respect to the Fleming Observer provided in
Section 3(a) during such time that the holders of the Series A Preferred Stock have elected a director to the Company's Board of Directors (or have waived their right to so elect a director) pursuant to Section 4 of the Company's Certificate of Designations with respect to the Series A Preferred Stock (the "Investor Director").
 -----------------

    (c) So long as any shares of Series A Preferred Stock are outstanding, each of Walston, Donlon, Schutz and Bailey acknowledges that the parties to this Agreement desire that the Investor Director be appointed to the Compensation and Audit Committees of the Company's Board of Directors and at each time the Company's Board of Directors appoints committee members, agrees to use its best efforts and take any other action necessary or appropriate to ensure such appointment; provided, however, that the agreements of this paragraph (c) shall terminate upon the Fleming Holders' or the Permitted Transferee's delivery of a written notice to each of Walston, Donlon, Schutz and Bailey to the effect that the Investor Director need not be appointed to the aforesaid committees.


4.  Definitions.
    -----------

  As used herein, the following terms shall have the respective meanings set forth below:

  "Acceptance Notice" shall have the meaning set forth in Section 1(a) hereof.
   -----------------

  "Affiliate" shall have the meaning given it in in Section 3 of the Stock
   ---------
Purchase Agreements.

  "Bailey" shall have the meaning set forth in the first paragraph hereof.
   ------

  "Board" or "Board of Directors" shall have the meaning given it in Section 3
   -----      ------------------
of the Stock Purchase Agreements.

  "Buyer" shall have the meaning set forth in Section 1(a) hereof.
   -----

  "Capital Stock" means the Common Stock (including, without limitation, any
   -------------
Common Stock issuable upon conversion of the Series A Preferred Stock), Series A Preferred Stock and any other class of equity security which the Company may issue and any securities or other rights convertible, exchangeable or exercisable for or into any Capital Stock.

  "Certificate of Designations" shall have the meaning given it in Section 1(a)
   ---------------------------
of the Stock Purchase Agreements.

  "Common Stock" shall have the meaning set forth in the second WHEREAS clause
   ------------
hereof.

  "Company" shall have the meaning set forth in the first paragraph hereof.
   -------

  "Donlon" shall have the meaning set forth in the first paragraph hereof.
   ------

  "Fleming Funds" shall have the meaning set forth in the first paragraph
   -------------
hereof.

  "Fleming Holders" shall have the meaning given it in Section 3 of the Stock
   ---------------
Purchase Agreements.

  "Fleming Observer" shall have the meaning set forth in Section 3(a) hereof.
   ----------------

  "Fully Diluted Basis" means, with respect to the calculation of the number of
   -------------------
shares of Capital Stock, as of each date of determination thereof, (i) all shares of Capital Stock outstanding at the time of determination and (ii) all shares of Capital Stock issuable upon the exchange, exercise or conversion of any security or other right (other than any Capital Stock) then outstanding which is exchangeable, exercisable or convertible into Capital Stock.

  "Inclusion Notice" shall have the meaning set forth in Section 1(a) hereof.
   ----------------

  "Inclusion Offer" shall have the meaning set forth in Section 1(a) hereof.
   ---------------

  "Investor" shall have the meaning set forth in the first paragraph hereof.
   --------

  "Investor Director" shall have the meaning set forth in Section 3(b) hereof.
   -----------------

  "Investor Group" shall have the meaning set forth in the first paragraph
   --------------
hereof.

  "Investor Shares" means all Series A Preferred Stock and Common Stock owned by
   ---------------
the Investor Group.

  "Permitted Transferee" shall have the meaning set forth in Section 3(a)
   --------------------
hereof.

  "Person" means an individual, corporation, partnership, firm, association,
   ------
joint venture, trust, unincorporated organization, governmental body, agency, political subdivision or other entity.

  "Preemption Notice" shall have the meaning set forth in Section 2(b) hereof.
   -----------------

  "Pro Rata" means with respect to a stockholder, in proportion to the number of
   --------
shares of Capital Stock on a Fully Diluted Basis owned by such stockholder.

  "Schutz" shall have the meaning set forth in the first paragraph hereof.
   ------

  "Series A Preferred Stock" shall have the meaning set forth in the first
   ------------------------
WHEREAS clause hereof.

  "Stock Purchase Agreements" shall have the meaning set forth in the first
   -------------------------
WHEREAS clause hereof.

  "Transfer" means, with respect to any security, any direct or indirect sale,
   --------
transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

  "Transferee" shall have the meaning given it in Section 3 of the Stock
  ----------
Purchase Agreements.

  "Transferor Shares" shall have the meaning set forth in Section 1(a) hereof.
   -----------------

  "Walston" shall have the meaning set forth in the first paragraph hereof.
   -------

  Walston Shares" shall have the meaning set forth in the second WHEREAS clause
  --------------
hereof.

  Miscellaneous.
  -------------

  (a) In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

    (b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

    (d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

     (i)  If to an Investor, to:
                   the address indicated on Schedule 1 to the Stock Purchase Agreements.

          with a copy to:
                   Morgan, Lewis & Bockius LLP
                   101 Park Avenue
                   New York, NY 10178
                   Facsimile No.:  (212) 309-6273
                   Attn: David W. Pollak, Esq.

     (ii) If to the Company, to:
                   Four Media Company
                   2813 West Alameda Avenue
                   Burbank, CA  91505
                   Facsimile No.:  818-540-7143
                   Attn:  Robert T. Walston

          with a copy to:
                   Greenberg Glusker Fields Claman & Machtinger LLP 1900 Avenue of the Stars, Suite 2100
                   Los Angeles, CA  90067
                   Facsimile No.:  (310) 553-0687
                   Attn:  Jill A. Cossman, Esq.

     (iii) If to Walston, to:



     (iv)  If to Donlon, to:



     (v)   If to Schutz, to:



     (vi)  If to Bailey, to:



  All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 5(d), be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section 5(d), be deemed given upon receipt and (z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section 5(d), be deemed given on the business day following the day it was sent (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 5(d)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

    (e) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

    (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

    (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

    (h) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Stockholders' Agreement as of the date first written above.


                                    FOUR MEDIA COMPANY


                                  By: /s/ Robert T. Walston
                                      -------------------------
                                      Name:  Robert T. Walston
                                      Title: CEO


                                  /s/ Robert T. Walston
                                 ------------------------------
                                    Robert T. Walston


                                  /s/ John H. Donlon
                                 ------------------------------
                                    John H. Donlon


                                  /s/ Gavin W. Schutz
                                 ------------------------------
                                    Gavin W. Schutz


                                  /s/ Robert Bailey
                                 ------------------------------
                                    Robert Bailey


                                  FLEMING US DISCOVERY FUND III, L.P.

                                  By:  FLEMING US DISCOVERY PARTNERS, L.P.,
                                       its general partner

                                       By:   FLEMING US DISCOVERY, LLC,
                                             its general partner


                                             By: /s/ Robert L. Burr
                                                 --------------------------
                                                 Robert L. Burr, member

                         FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

                         By:  FLEMING US DISCOVERY PARTNERS, L.P.,
                              its general partner

                              By:   FLEMING US DISCOVERY, LLC,
                                    its general partner


                                    By: /s/ Robert L. Burr
                                        --------------------------
                                    Robert L. Burr, member